Exhibit 99.1

FOR IMMEDIATE RELEASE – FEBRUARY 28, 2005

CONTACT:	Louis J. Beierle, First Vice President, Investor Relations Hudson City Bancorp, Inc. West 80 Century Road, Paramus, New Jersey 07652
TELEPHONE:	(201) 967-8290
E-MAIL:	ljbeierle@hcsbnj.com

HUDSON CITY ANNOUNCES ANNUAL STOCKHOLDERS’ MEETING

Paramus, New Jersey, February 28, 2005 — Hudson City Bancorp, Inc. (NASDAQ: HCBK), the holding company for Hudson City Savings Bank, announced today that the Board of Directors, at their February 15, 2005 meeting, established May 27, 2005 as the date for the Annual Meeting of Stockholders. The voting record date will be April 8, 2005.

Hudson City Bancorp maintains its corporate offices in Paramus, New Jersey. Hudson City Savings Bank, a well-established community financial institution serving its customers since 1868, is the largest savings bank based in New Jersey. Hudson City Savings currently operates 84 branch offices in New Jersey, with plans for an additional two to be opened during 2005. Hudson City Savings also operates one branch office in Suffolk County, NY, with plans to open an additional four in Suffolk County and two in Richmond County (Staten Island), NY. The Federal Deposit Insurance Corporation insures Hudson City Savings’ deposits.

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Hudson City Bancorp that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Hudson City Bancorp’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Hudson City Bancorp’s operations.

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